Exhibit 10.5

FORM OF RESTRICTED STOCK AWARD AGREEMENT

UNDER THE MAC-GRAY CORPORATION
2005 STOCK OPTION AND INCENTIVE PLAN

Name of Optionee:
No. of Option Shares:
Option Exercise Price per Share:
Grant Date:
Expiration Date:

Pursuant to the Mac-Gray Corporation 2005 Stock Option and Incentive Plan (the “Plan”) as amended through the date hereof, Mac-Gray Corporation (the “Company”) hereby grants a Restricted Stock Award (an “Award”) to the Grantee named above.  Upon acceptance of this Award, the Grantee shall receive the number of shares of Common Stock, par value $0.01 per share (the “Stock”) of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan.

1.             Acceptance of Award.  The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award prior to the close of business on the Final Acceptance Date specified above by (i) making payment to the Company by certified or bank check or other instrument acceptable to the Administrator (as defined in Section 2 of the Plan) of the Purchase Price per Share, if any, times the number of shares to be accepted, and (ii) signing and delivering to the Company a copy of this Award Agreement.  Upon acceptance of this Award by the Grantee, the shares of Restricted Stock so accepted shall be issued and held by the Company’s transfer agent in book entry form, and the Grantee’s name shall be entered as the stockholder of record on the books of the Company.  Thereupon, the Grantee shall have all the rights of a shareholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 2 below.

2.             Restrictions and Conditions.

(a)           Any book entries for the shares of Restricted Stock granted herein shall bear an appropriate legend, as determined by the Administrator in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.

(b)           Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

(c)           If the Grantee’s employment with the Company and its Subsidiaries is voluntarily or involuntarily terminated for any reason prior to the vesting of shares of Restricted Stock granted herein, any shares of Restricted Stock that have not vested as of such date shall automatically and without any notice to the Grantee be deemed to have been reacquired by the Company at the original purchase price (if any) from the Grantee or the Grantee’s legal representative simultaneous with such termination of employment.

3.             Vesting of Restricted Stock.  The restrictions and conditions in Paragraph 2 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains an employee of the Company or a Subsidiary on such dates.  If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 2 shall lapse only with respect to the number of shares of Restricted Stock specified as vested on such date.

Number of Option Shares Exercisable	Exercisability Date

( %)

( %)

( %)

( %)

( %)

Subsequent to such Vesting Date or Dates, the shares of Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock.

4.             Dividends.  Dividends on shares of Restricted Stock shall be paid currently to the Grantee.

5.             Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan.  Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6.             Transferability.  This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

7.             Tax Withholding.  The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event.  The Grantee may elect to have such minimum tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued, or (ii) transferring to the Company, a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

8.             No Obligation to Continue Employment.  Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time.

9.             Notices.  Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

MAC-GRAY CORPORATION

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Optionee’s Signature

Optionee’s name and address:

3